Exhibit 5.2

Consent

Magna International Inc. (the “Company”)

We refer to our opinion, which is contained under “Certain Canadian Federal Income Tax Considerations for Canadian Holders” and “Certain Canadian Federal Income Tax Consideration for Non-Canadian Holders” in the management information circular/proxy statement dated July 25, 2007, which is incorporated by reference in Magna’s final short form base shelf prospectus forming a part of Amendment No. 1 to the Registration Statement on Form F-10 (File no. 333-146055) relating to the proposed resale of 20,000,000 of Magna’s Class A Subordinate Voting Shares (the “Prospectus”) dated September 20, 2007.  In the Prospectus, reference is made to us under the heading “Legal Matters”, “Interests of Experts”, “Documents Filed as Part of the Registration Statement” and to our opinion under “Notice to U.S. Investors”. We hereby consent to being named in the Prospectus and to the use of our opinions.  In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the United States Securities Act of 1933 or the Rules and Regulations of the United States Securities and Exchange Commission thereunder.

Yours very truly,

/s/ Osler, Hoskin & Harcourt LLP